Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of our report dated May 26, 2022, relating to the consolidated financial statements of Dynatrace, Inc. (the “Company”), appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2024.

/s/ BDO USA, P.C.
Troy, Michigan
May 23, 2024